Exhibit 5.2

February 4, 2021

Our Ref:	JMW/SMK/1045060/0013/J17555963v3

Janus Henderson Group plc
13 Castle Street
St Helier
Jersey
JE1 1ES

Dear Sirs

Janus Henderson Group plc (the "Company"): registration of ordinary shares under the U.S. Securities Act of 1933, as amended (the "Securities Act")

February 4, 2021

1.	Background

We have acted as Jersey legal advisers to the Company in connection with the registration statement on Form S-3 dated 4 February 2021 (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "Commission") relating to the proposed listing and registration under the Securities Act of: (i) ordinary shares of the Company (the "Shares"); (ii) debt securities of the Company (the "Debt Securities") to be issued pursuant to the terms of one or more indentures (the "Indentures"); (iii) warrants to purchase Shares or Debt Securities of the Company (the "Warrants") to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants; (iv) subscription rights to purchase Shares or Debt Securities of the Company (the "Rights") to be issued pursuant to the terms of one or more subscription rights agreements ("Subscription Rights Agreements") to be entered into prior to the issuance of the Rights; (v) purchase contracts to purchase Shares or Debt Securities (the "Purchase Contracts"); and (vi) purchase units, each representing ownership of a Purchase Contract and Debt Securities, securing the holder’s obligation to purchase Shares or Debt Securities under the Purchase Contracts (the "Purchase Units"), it also being understood that any of the foregoing securities may be issued in units with any one or more of the other securities (the "Units" and, together with the Shares, the Debt Securities, the Warrants, the Rights, the Purchase Contracts and the Purchase Units, the "Securities").

Janus Henderson Group plc

February 4, 2021

2.	Documents Examined

2.1	For the purposes of this opinion we have examined and relied upon copies of the following documents:

2.1.1	the Registration Statement in the form filed with the Commission;

2.1.1	the public records of the Company available for inspection on the web-site of the Registrar of Companies in Jersey (the "Registrar of Companies") on the date of this Opinion, at the time we carried out such inspection (the "Public Records");

2.1.2	a copy of the certificate of incorporation of the Company;

2.1.3	the memorandum and articles of association of the Company in force as at the date of this opinion (the "Memorandum and Articles"); and

2.1.4	a consent in connection with the Registration Statement and the prospectus supplement in respect of the offer of Shares issued to the Company by the Jersey Financial Services Commission pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended.

2.2	For the purposes of this opinion, we have not:

2.2.1	examined any other document (including, without limitation, any document incorporated by reference in, or otherwise referred to in, the Registration Statement); or

2.2.2	undertaken any exercise that is not described in this opinion and, in particular, we have not conducted any searches or enquiries in relation to the Company at any public office or registry in Jersey.

2.3	In this opinion, "non-assessable" means, in relation to a Share, that the purchase price for which the Company agreed to issue and sell that Share has been paid in full to the Company, so that no further sum is payable to the Company or its creditors by any holder of that Share solely because of being the holder of such Share.

2.4	In this opinion, headings are for convenience only and do not affect its interpretation.

Janus Henderson Group plc

February 4, 2021

3.	Assumptions

3.1	In giving this opinion, we have assumed:

3.1.1	that all Securities have been or will be, duly allotted and in accordance with the Company's Memorandum and Articles;

3.1.2	the authenticity, accuracy, completeness and conformity to original documents of all documents and certificates examined by us;

3.1.3	that each party has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

3.1.4	the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.5	that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

3.1.6	that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records and are accurate and complete; and

3.1.7	that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2	We have not independently verified the above assumptions.

4.	Opinion

4.1	As a matter of Jersey law and based on, and subject to, the assumptions, limitations and qualification set out in this opinion, we are of the opinion that:

4.1.1	the Company is duly incorporated with limited liability and validly existing under Jersey law;

Janus Henderson Group plc

February 4, 2021

4.1.2	the Shares have been validly issued, fully paid and non-assessable; and

4.1.3	the Debt Securities, Warrants, Rights, Purchase Contracts, Purchase Units and Units when (i) offered and issued in accordance with all necessary corporate action of the Company, including a valid resolution of the board of directors of the Company or any duly appointed committee thereof; (ii) if appropriate, authenticated in the manner set forth in the applicable Indenture, Warrant Agreement, Subscription Rights Agreement or other instrument; (iii) delivered against due payment therefor; (iv) the applicable Indenture, Warrant Agreement, Subscription Rights Agreement or other instrument has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) all necessary consents have been obtained from the Jersey Financial Services Commission, will be duly authorized, validly issued, fully paid and non-assessable.

5.	Qualification

Our opinion is subject to any matter of fact not disclosed to us.

6.	Jersey Law

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention or any changes in law which may occur, after the date of this opinion.

7.	Benefit of Opinion

7.1	This opinion is only addressed to, and for the benefit of, the Company. It is given solely in connection with the proposed listing of the Shares. Save as set out in paragraph 7.2 below, this opinion may not, without our prior written consent, be transmitted or disclosed to any other person or be relied upon for any other purpose whatsoever.

Janus Henderson Group plc

February 4, 2021

7.2	We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

Carey Olsen Jersey LLP